Exhibit 10.45

BREITBURN ENERGY PARTNERS LP
INCENTIVE BONUS AWARD AGREEMENT
Pursuant to this Incentive Bonus Award Agreement, dated as of [___________], 2016 (the “Agreement”), Breitburn GP LLC (the “Company”), as the general partner of Breitburn Energy Partners LP, a Delaware limited partnership (the “Partnership”), hereby grants to [___________] (the “Participant”) the following award of an incentive bonus (the “Award”), pursuant and subject to the terms and conditions of this Agreement. Except as otherwise expressly provided herein, all capitalized terms used in this Agreement, but not defined, shall have the meanings provided in the Partnership’s First Amended and Restated 2006 Long-Term Incentive Plan (the “Plan”). Certain other capitalized terms used herein are defined in Section 12 below. For the avoidance of doubt, the Award is neither granted under, nor subject to the terms of, the Plan.
GRANT NOTICE
Subject to the terms and conditions of this Agreement, the principal features of this Award are as follows:
Total Cash Award: $[_____]
Grant Date: [___________], 2016
Vesting of Award: One–half of the Award shall vest on each of June 28, 2016 and December 28, 2016 (each, a “Vesting Date”), subject to the Participant’s continued service as an Employee, Director or Consultant through each such date. In addition to the above, the Award shall be subject to accelerated vesting as set forth in Section 2 of the Terms and Conditions of Incentive Bonus below.
Payment: Within thirty (30) business days following a Vesting Date, the Participant shall be entitled to receive a payment in cash equal to the portion of the Award vesting on such Vesting Date, less any applicable tax withholdings.
Termination of Award: Except as set forth in Section 2 of the Terms and Conditions of Incentive Bonus below, in the event of the Participant’s Separation from Service for any reason, the portion of the Award that has not vested prior to or in connection with such Separation from Service shall thereupon automatically be forfeited by the Participant without further action and without payment of consideration therefor.

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TERMS AND CONDITIONS OF INCENTIVE BONUS
1.Grant. The Company hereby grants to the Participant, as of the Grant Date, an incentive bonus Award in the amount set forth in the Grant Notice above, subject to all of the terms and conditions contained in this Agreement.
2.Vesting and Termination. The Award shall vest in such amounts and at such times as are set forth in the Grant Notice above, provided, that the Award shall vest in full upon the first to occur of (a) the Participant’s Separation from Service due to the Participant’s death or Disability, or (b) the consummation of a Change of Control. The date of any event described in clause (a) or (b) of the preceding sentence or a Separation from Service described in the following sentence shall be deemed the Vesting Date for any portion of the Award that vests in connection therewith. Upon the Participant’s Separation from Service by reason of a termination by the Employer without Cause, the Award shall vest with respect to a pro rata amount equal to the amount of the Award that otherwise would have vested on the next succeeding Vesting Date immediately following the Separation from Service, had the Participant remained employed through such Vesting Date, multiplied by a fraction, the numerator of which is the number of days elapsed from the immediately preceding Vesting Date (or, if such Separation from Service occurs prior to the first Vesting Date, then from January 1 of the year in which the grant was made) through the date of the Separation from Service, and the denominator of which is the number of days from such Vesting Date (or such January 1, as applicable) through the next scheduled Vesting Date. Except as set forth in this Section 3, no portion of the Award that has not become vested at the date of the Participant’s Separation from Service shall thereafter become vested and/or payable.
3.Non-Transferability. The Award may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution. Neither the Award nor any interest or right therein shall be liable for the debts, contracts or engagements of the Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.
4.No Effect on Employment. Nothing in this Agreement shall confer upon the Participant any right to serve or continue to serve as an Employee, Director or Consultant.
5.Withholding. The Employer or the Company may withhold from any amount payable under this Agreement or otherwise with respect to the Award such federal, state, or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.
6.Severability. If any provision in this Agreement is held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement, which shall remain in full force and effect.

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7.Amendments, Suspension and Termination. This Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Committee, provided that no change shall materially reduce the rights or benefits of the Participant with respect to the Award without the consent of the Participant. Except as provided in the preceding sentence, this Agreement cannot be modified, altered or amended, except by an agreement, in writing, signed by both the Company and the Participant.
8.Determinations Binding. All determinations, interpretations, and other decisions under or with respect to this Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, the Partnership, any Affiliate, the Participant, and any beneficiary of the Award.
9.Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer contained herein, this Agreement shall be binding upon the Participant and his or her heirs, executors, administrators, successors and assigns.
10.Governing Law. The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.
11.Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
12.Definitions. For purposes of this Agreement, when capitalized herein, the terms below shall have the following meanings:
“Cause” means “Cause” as defined in the Participant’s employment agreement with the Employer if such an agreement exists and contains a definition of Cause, or, if no such agreement exists or such agreement does not contain a definition of Cause, then Cause means (i) any material failure or neglect by the Participant to perform his or her duties or responsibilities to the Employer; (ii) any act of fraud, embezzlement, theft, misappropriation or dishonesty by the Participant relating to the Employer or its business or assets; (iii) the Participant’s commission of a felony or other crime involving moral turpitude; (iv) any gross negligence or intentional misconduct on the part of the Participant in the conduct of his duties and responsibilities with the Employer or which adversely affects the image, reputation or business of the Employer or its affiliates; or (v) any material breach by the Participant of any written agreement between the Employer and the Participant.

“Committee” means the Board of Directors of the Company (the “Board”), the Compensation Committee of the Board or such other committee as may be appointed by the Board.
“Disability” means a condition that entitles the Participant to receive benefits under an applicable Employer long-term disability insurance plan, or, if the Participant is not covered by

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such a plan, a condition that would entitle the Participant to such benefits had the Participant been covered under such a plan.
“Employer” means Breitburn Management Company LLC or a successor employer.

“Separation from Service” means the Participant’s “separation from service” from the Employer within the meaning of Code Section 409A(a)(2)(A)(i).

The Participant’s signature below indicates the Participant’s agreement with and understanding that this Award is subject to all of the terms and conditions contained in this Agreement. The Participant further acknowledges that the Participant has read and understands this Agreement, which contains the specific terms and conditions of this Award. The Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under this Agreement or with respect to this Award.

PARTICIPANT:
[Name]

BREITBURN GP LLC

Name:
Title:

4

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